   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2001.
                                                      REGISTRATION NO. 333-80929
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                       NUCENTRIX BROADBAND NETWORKS, INC.
             (Exact name of Registrant as Specified in its Charter)

             DELAWARE                                 73-1435149
 (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                  Identification No.)

                                                   CARROLL D. MCHENRY
                                                 CHAIRMAN, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER
  200 CHISHOLM PLACE, SUITE 200            NUCENTRIX BROADBAND NETWORKS, INC.
       PLANO, TEXAS 75075                     200 CHISHOLM PLACE, SUITE 200
         (972) 423-9494                            PLANO, TEXAS 75075
(Address, Including Zip Code, and                     (972) 423-9494
Telephone Number, including Area          (Name and Address, Including Zip Code,
      Code, of Registrant's                and Telephone Number, Including Area
  Principal Executive Offices)                Code, of Agent For Service)

                        Copies of All Communications to:

      RODNEY L. MOORE, ESQ.                      J. CURTIS HENDERSON, ESQ.
     VINSON & ELKINS L.L.P.                  NUCENTRIX BROADBAND NETWORKS, INC.
  2001 ROSS AVENUE, SUITE 3700                 200 CHISHOLM PLACE, SUITE 200
       DALLAS, TEXAS 75201                           PLANO, TEXAS 75075
    TELEPHONE: (214) 220-7700                    TELEPHONE: (972) 423-9494
    FACSIMILE: (214) 220-7716                    FACSIMILE: (972) 633-0074

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At any time from time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT THEREAFTER SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                        3,842,593 SHARES OF COMMON STOCK

                                      LOGO

                       NUCENTRIX BROADBAND NETWORKS, INC.
                          200 CHISHOLM PLACE, SUITE 200
                               PLANO, TEXAS 75075
                                 (972) 423-9494

                                   ----------

    This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 3,842,593 shares of our common stock. We are not selling any shares of our common stock in this offering, and we will not receive any proceeds from the sale. The aggregate proceeds to the selling stockholders from the sale of any shares of common stock will be the purchase price of the shares sold less the applicable discounts and commissions, if any. The selling stockholders may offer and sell their shares of common stock covered by this prospectus from time to time, at prevailing prices or at privately negotiated prices, in one or more transactions, including the following:

    o transactions on The Nasdaq Stock Market, or any other securities exchange or quotation system on which our common stock is then traded,

    o   over-the-counter market transactions,

    o privately negotiated transactions other than in the over-the-counter market, or

    o   in any combination of these transactions.

    The selling stockholders also may sell the shares from time to time directly, or indirectly through agents, dealers or underwriters designated from time to time, on terms to be determined at the time of sale. To the extent required, the respective purchase prices, public offering prices, names of agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement. In addition, any shares that qualify for sale under Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

    The selling stockholders acquired the shares of common stock covered by this prospectus in connection with our reorganization under Chapter 11 of the U.S. Bankruptcy Code in April 1999. Under our plan of reorganization, we agreed to register the offer and resale by the selling stockholders of the shares of our common stock that they acquired under our reorganization. The registration statement of which this prospectus is a part may remain effective until December 16, 2002 and, for so long as the registration statement remains effective, the selling stockholders may sell their shares of common stock covered by this prospectus from time to time in transactions as described above. However, the registration of this common stock does not necessarily mean that the selling stockholders will actually sell any or all of their shares of common stock.

    Our common stock is quoted on The Nasdaq Stock Market under the symbol "NCNX." On February 1, 2001, the last reported sale price for our common stock on The Nasdaq Stock Market was $13.875.

                                   ----------

    INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                                   ----------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                The date of this prospectus is February 2, 2001

                                TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
Risk Factors...............................................         1
Forward-Looking Statements.................................         7
Use of Proceeds............................................         7
Selling Stockholders.......................................         8
Plan of Distribution.......................................        12
Legal Matters..............................................        13
Experts....................................................        13
Where You Can Find More Information........................        13

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The statements and representations contained within this prospectus are true and correct as of the date indicated on the cover page. The delivery of this prospectus does not, under any circumstances, create the implication that there has been no change since that date. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than those registered securities to which the prospectus relates. Moreover, this prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any circumstances in which such an offer or solicitation is unlawful.

        Additional information and our financial statements for the year ended December 31, 1999 and notes to the financial statements are incorporated in this prospectus by reference to our reports filed with the SEC. See "Where You Can Find More Information." You are urged to read this prospectus, including the "Risk Factors," and our SEC reports in their entirety. All references to "Nucentrix," "we," "us," or "our," mean Nucentrix Broadband Networks, Inc., and its subsidiaries.

                                  RISK FACTORS

         The value of an investment in Nucentrix will be subject to the significant risks inherent in our business. You should consider carefully the risks and uncertainties described below and the other information included in this prospectus before you decide to purchase any shares of our common stock. The occurrence of any one or more of the events or uncertainties described below could have a material adverse effect on our financial condition, results of operations and cash flows. Additionally, further discussion of these risk factors and other risks may be found in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Reorganization" sections of our Form 10-K dated March 29, 2000, as amended, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Forms 10-Q filed May 9, 2000, August 11, 2000 and November 14, 2000, each of which is incorporated into this prospectus by reference.

WE ARE PURSUING A NEW BUSINESS THAT WE HAVE NOT PREVIOUSLY OPERATED ON A LARGE SCALE. WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY OR CORRECT OUR HISTORY OF LOSSES.

         We historically have used our radio spectrum to provide wireless subscription television services and incurred substantial operating and net losses from these operations. While we plan to maintain subscription television services in some of our existing markets for the foreseeable future, the principal focus of our business strategy is to expand the use of our radio spectrum to provide broadband wireless services, such as high-speed Internet access. We have launched commercial high-speed Internet access service in only two of our markets, and the revenues that we have received in these two initial markets are immaterial to date. We intend to increase our capital expenditures to develop and launch broadband wireless services in additional markets, and we expect operating expenses from our broadband wireless operations to exceed revenues from those operations until our customer base increases. As a result, we anticipate that our net and operating losses will continue unless we successfully implement our business strategy. We cannot assure you that we can develop, market and expand our broadband wireless services in the two initial markets or any additional markets to the extent necessary to successfully compete in the broadband services industry.

WE MAY NOT BE ABLE TO OBTAIN THE ADDITIONAL FINANCING NECESSARY TO IMPLEMENT OUR BUSINESS STRATEGY ON SATISFACTORY TERMS AND CONDITIONS.

         To implement our long-term business strategy, we will need additional capital for capital expenditures, operating expenses, system development and acquisition costs, including debt that may be assumed in future acquisitions. We plan to finance these activities by debt or equity financings, secured or unsecured credit facilities, vendor financing, joint ventures or other arrangements. We cannot assure you that we will be able to obtain the financing we will need to fund the implementation of our long-term business strategy on satisfactory terms and conditions, if at all. If we incur additional debt, we may have to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest, which may cause us to be more vulnerable to competitive pressures and economic downturns. If we fail to obtain additional financing in a timely manner and on acceptable terms, we may have to delay, reduce or eliminate the launch of new high-speed Internet access systems.

THE INTERNET ACCESS MARKET IS HIGHLY COMPETITIVE. BECAUSE MANY COMPETITORS IN OUR MARKETS ARE WELL-ESTABLISHED AND HAVE RESOURCES SIGNIFICANTLY GREATER THAN THOSE AVAILABLE TO US, WE MAY NOT BE ABLE TO ESTABLISH A SIGNIFICANT NUMBER OF INTERNET ACCESS CUSTOMERS IN OUR MARKETS.

         As we enter the high-speed Internet access business, we will be forced to compete with numerous service providers, including the following:

         o other Internet service providers ("ISPs"), which have developed high-speed access capabilities such as Digital Subscriber Lines ("DSL") along with their existing services,

         o Incumbent Local Exchange Carriers ("ILECs"), which are providing DSL-based services in addition to their existing wide area, metropolitan and local area networks,

         o interexchange carriers, which are expanding their networks to support high-speed local access, including DSL-based services and a full range of Internet services and applications,

         o Competitive Local Exchange Carriers ("CLECs"), which are offering DSL-based data and other services,

         o cable modem service providers offering high-speed access services to consumers and businesses, and

         o other fixed-wireless and satellite data service providers, which have deployed or are developing broadband two-way data and voice services.

         Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and significantly greater financial, technical and marketing resources than we have. Many of these companies can subsidize competing services with revenues from other services and have ready access to capital markets. As competition increases in the high-speed Internet access market, we anticipate intensified downward pricing pressure for our services. If we are unable to compete effectively it will adversely affect our ability to successfully implement our business strategy.

    WE CANNOT PREDICT WHETHER WE WILL BE SUCCESSFUL IN IMPLEMENTING OUR BUSINESS STRATEGY BECAUSE IT INCLUDES OPERATIONS THAT HAVE NOT BEEN WIDELY DEPLOYED ON A COMMERCIAL BASIS. OUR FAILURE TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE COULD IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY.

         Our primary business strategy of providing broadband wireless services over Multipoint Distribution Service ("MDS"), Multichannel Multipoint Distribution Service ("MMDS") and Instructional Television Fixed Service ("ITFS") spectrum has not been widely deployed on a commercial basis. The success of our business strategy depends on our ability to develop and market our high-speed Internet access service at profitable rates. We will face a number of the difficulties and uncertainties generally associated with new businesses, such as:

    o    lack of consumer acceptance,

    o    difficulty in obtaining financing,

    o competition from providers using more traditional and commercially proven sources for these services,

    o    advances in competing technologies, and

    o    changes in laws and regulations.

         We have launched commercial high-speed Internet access service in only two of our existing markets, and we cannot assure you that businesses and consumers will accept our service as a commercially viable alternative to other means of Internet access.

         To date we have not conducted tests involving wireless local loop or Voice over Internet Protocol ("VoIP") services over our spectrum. We cannot assure you that a system can be designed to deliver telephony services over our spectrum on a commercial basis or, if such a system can be designed, that we will receive the requisite regulatory approvals to offer such services or that we will be able to deploy such services in a commercially successful manner or at all.

WE CANNOT ASSURE YOU THAT THE TECHNOLOGY WE ARE TESTING FOR OUR NETWORK PLATFORM WILL PROVIDE THE CAPACITY, COVERAGE AND RELIABILITY THAT WE NEED TO BE COMPETITIVE WITH OTHER SERVICE PROVIDERS. IF THIS TECHNOLOGY PROVES UNRELIABLE, THEN DEMAND FOR OUR SERVICES AND OUR ABILITY TO TIMELY IMPLEMENT OUR BUSINESS STRATEGY COULD BE ADVERSELY AFFECTED.

         In August 2000, we successfully completed the initial phase of field trials with Cisco Systems, Inc. ("Cisco") using Vector Orthogonal Frequency Division Multiplexing ("VOFDM") technology as a network platform for delivering broadband wireless Internet and voice services. We currently are conducting subsequent field trials with Cisco. We believe a VOFDM-based or Orthogonal Frequency Division Multiplexing ("OFDM")-based platform will increase our network capacity, coverage and reliability capabilities by addressing line-of-sight, interference and multipath fading problems that can occur in wireless environments. However, the technology is largely unproven in commercial applications. We cannot assure you that this technology will provide the advantages we expect. Our failure to achieve or maintain reliable service capabilities could significantly reduce or delay consumer demand for our services.

WE ARE SUBJECT TO EXTENSIVE FEDERAL LAWS, RULES AND REGULATIONS. THE LAWS, RULES AND REGULATIONS TO WHICH WE ARE SUBJECT COULD CHANGE AT ANY TIME IN AN UNPREDICTABLE MANNER.

         Our continued ability to acquire, lease and maintain MDS, MMDS and ITFS spectrum, which is vital to our operations, is subject to extensive regulation. These regulations directly affect the breadth of services we are able to offer, as well as the rates, terms and conditions of those services. We also are affected indirectly by other governmental regulations on companies that offer competing services. Regulations and their application are subject to continual change as a result of new legislation, regulations adopted from time to time by regulatory authorities and judicial interpretation of these laws and regulations. We are not able to predict the extent to which any such change in the regulatory environment could affect our business. We cannot assure you that changes in legislation, regulations and interpretations would not have a significant adverse impact on our ability to implement our business strategy.

         Aside from the use of spectrum, the Federal Communications Commission ("FCC") has held that the Internet access services are "information services" not subject to FCC regulation. Nevertheless, the FCC has held that the Internet dial-up traffic access is interstate traffic subject to FCC jurisdiction, although the U.S. Court of Appeals for the D.C. Circuit reversed and remanded that decision. There can be no certainty that the providing of Internet access services will continue to be free from FCC regulation. Moreover, if we begin providing wireless telecommunications or VoIP services, we will be subject to FCC and state regulation of our interstate and intrastate telecommunications services, respectively.

THE 2500 - 2690 MHZ RADIO FREQUENCY BAND IS ONE OF SEVERAL FREQUENCY BANDS CURRENTLY BEING CONSIDERED AS A SOURCE OF ADDITIONAL SPECTRUM FOR THIRD GENERATION, OR "3G," MOBILE SYSTEMS. WE COULD BE REQUIRED TO SHARE OR SEGMENT ALL OR PART OF THE 2500 - 2690 MHZ BAND IN OUR MARKETS TO ACCOMMODATE 3G MOBILE SYSTEMS.

Various industry parties have requested, and government organizations have initiated, proceedings to study, identify and authorize additional radio frequencies for 3G mobile wireless services worldwide. One frequency band currently under consideration in the United States is the 2500 - 2690 MHz band, in which we hold substantially all of our MDS, MMDS and ITFS fixed wireless FCC licenses and spectrum leases.

We currently cannot predict how these proceedings will be resolved. We could be required to share part or all of these frequencies with 3G mobile services, or relocate part or all of our fixed wireless services to another frequency band. It is impossible to determine at this time what impact, if any, spectrum sharing or relocation would have on the operations of the Company.

WE DEPEND ON FCC-REGULATED LICENSES AND CHANNEL LEASES. THE FAILURE TO MAINTAIN CHANNEL RIGHTS IN CERTAIN MARKETS COULD ADVERSELY AFFECT OUR ABILITY TO TIMELY IMPLEMENT OUR BUSINESS STRATEGY.

         We depend upon licenses granted to us by the FCC and leases with other FCC license holders for access to channel capacity necessary to operate our Internet and video businesses. These licenses are subject to renewal as determined by the FCC. FCC licenses also specify channel construction deadlines by which channel transmissions must begin, which, if not met, would permit the FCC to revoke the license. We cannot assure you that:

    o    the FCC will renew our licenses as their initial terms expire,

    o our channel lessors will continue to hold valid licenses for their channels,

    o we will be able to renew our channel leases on terms acceptable to us, or

    o    the FCC will grant requests for extensions of construction deadlines.

         The failure to maintain FCC licenses and channel leases will reduce the total number of channels available for our use. If we fail to maintain sufficient FCC licenses or channel leases in markets where we operate or in which we intend to launch two-way Internet access service, then the resulting reduction in channel capacity could have a material adverse effect on our ability to:

    o serve our existing Internet access and subscription television customer base,

    o serve increasing customer demand for high-speed Internet access service, and

    o    add services such as VoIP or wireless telecommunications services.

         We cannot assure you that we will be able to obtain replacement spectrum or other acceptable alternatives in a market if we lose an FCC license or channel lease in that market.

TWO-WAY SYSTEMS REQUIRE REGULATORY APPROVAL. WE WILL BE REQUIRED TO OBTAIN REGULATORY APPROVAL FOR OUR CURRENT AND FUTURE TWO-WAY SYSTEMS. IF WE DO NOT OBTAIN REQUISITE APPROVALS FOR A MARKET, THEN WE WILL NOT BE PERMITTED TO OPERATE A TWO-WAY SYSTEM IN THAT MARKET.

         In August 2000 we filed with the FCC applications to receive authorization for two-way use of our MDS, MMDS and ITFS spectrum in 70 markets. The applications must meet FCC interference protection rules or contain the consent of other MDS, MMDS and ITFS licensees in these markets and adjacent markets. We cannot assure you that:

    o applications filed will not be preempted or otherwise limited by previously or concurrently filed applications of other operators, or

    o we will be able to obtain the necessary cooperation and consents from channel licensees in our markets or adjacent markets to enable us to use our spectrum for two-way communication services.

         If we do not receive all required consents in a particular market or we are not able to design a two-way system that will meet the FCC's interference protection rules, we will be unable to obtain authorization to implement a two-way system in that market.

OUR BASIC TRADING AREA, OR BTA, AUTHORIZATIONS ARE SUBJECT TO FORFEITURE IF WE DEFAULT ON OUR PURCHASE PRICE PAYMENTS OR FAIL TO MEET CERTAIN SERVICE REQUIREMENTS. THE COSTS OF THE BUILD-OUT TO SATISFY OUR BTA SERVICE REQUIREMENTS COULD BE MATERIAL.

         We acquired authorizations for 93 BTAs in August 1996 at a total cost of approximately $19.8 million. As of December 31, 2000, $12.2 million in principal amount of this debt remained payable quarterly through August 2006. Each BTA is subject to an individual installment note. If we fail to make one or more scheduled installment payments on a BTA note after any applicable grace period, that BTA authorization may be forfeited to the FCC.

         To retain a BTA authorization, we must provide a required level of service in the BTA by August 2001. We will satisfy the service requirement for a BTA if we construct MDS and MMDS stations capable of provisind a signal to at least two-thirds of the BTA population outside of the service areas of other MMDS operators within our BTAs. If we fail to meet this requirement, or the FCC does not otherwise confirm an expectation of renewal, then the BTA authorization for the portion of the BTA that is not capable of being served may be subject to forfeiture. Constructing MDS and MMDS channels capable of providing service to the required population in unconstructed BTAs could require substantial capital expenditures.

WE DEPEND ON CERTAIN KEY PERSONNEL, AND WILL REQUIRE ADDITIONAL KEY PERSONNEL TO IMPLEMENT OUR BUSINESS STRATEGY. IF WE LOSE OUR CHIEF EXECUTIVE OFFICER OR ARE NOT ABLE TO HIRE AND RETAIN EMPLOYEES WITH THE REQUIRED TECHNICAL SKILLS, OUR ABILITY TO DEVELOP AND LAUNCH HIGH-SPEED INTERNET ACCESS AND RELIABLE SERVICE COULD BE ADVERSELY AFFECTED.

         Our future success largely depends on the expertise of Carroll D. McHenry, our Chief Executive Officer, President and Chairman of the Board, and other members of senior management. We have employment agreements with Mr. McHenry and other members of senior management, but do not maintain a key person life insurance policy on the life of Mr. McHenry or other members of senior management.

         We also believe that our future success will depend in large part on our ability to hire and retain highly skilled, knowledgeable and qualified managerial, professional, technical and sales personnel with skills and talents required to develop and operate our broadband wireless services. To implement our business strategy and manage our planned growth successfully, we will need to hire and retain a substantial number of additional employees. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this competition, we may experience a shortage of qualified personnel.

INTENSE COMPETITION EXISTS IN THE SUBSCRIPTION TELEVISION MARKET. WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, ESPECIALLY AGAINST ESTABLISHED INDUSTRY COMPETITORS WITH SIGNIFICANTLY GREATER FINANCIAL RESOURCES. OUR FAILURE TO MAINTAIN AND EXPAND OUR WIRELESS CABLE SUBSCRIBER BASE COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The subscription television business is also highly competitive, and many of our competitors have significantly greater resources and channel capacity than we have. Our principal subscription television competitors consist of traditional wireline or franchised cable operators, direct to home/direct broadcast satellite providers and private cable operators. Wireless cable providers, including our subscription television service, have less than a 1% share of the national subscription television market. In addition, local off-air VHF/UHF broadcast television stations, such as affiliates of ABC, NBC, CBS and Fox, continue to be a primary source of free video programming for the public. Our failure to maintain our existing wireless cable subscriber base could adversely affect our results of operations. We cannot assure you that we will be able to maintain our subscriber base for our wireless cable services.

LOSS OF DIRECTV CONTRACTS COULD ADVERSELY AFFECT THE DEMAND FOR OUR WIRELESS CABLE SERVICE.

         Our business strategy assumes maintenance of our DIRECTV offerings, either independently or in combination with our wireless cable offering. Because certain of our DIRECTV offerings generate more favorable returns than our stand-alone offering, and our DIRECTV offerings allow us to use MMDS/ITFS spectrum for other purposes, we have shifted the focus of our sales and marketing efforts to emphasize sales of DIRECTV service. We depend on our contracts with DIRECTV to provide DIRECTV service. Our SFU and MDU contracts with DIRECTV expire in April 2003 and October 2004, respectively. A cancellation or nonrenewal of our contracts with DIRECTV could have a material adverse effect on our ability to maintain our wireless cable subscriber base.

OUR CURRENT BROADBAND WIRELESS SERVICES HAVE LINE-OF-SIGHT LIMITATIONS. THESE LINE-OF-SIGHT LIMITATIONS MAY REDUCE THE NUMBER OF CUSTOMERS WE CAN SERVE IN A MARKET OR INCREASE OUR COST OF OPERATIONS.

         Our current broadband wireless services require a direct line-of-sight between our base station and the antenna at the customer's site. Our average coverage radius of a single-cell base station is approximately 35 miles, depending on local conditions. However, our transmission paths can be obstructed by foliage, terrain and buildings, among other things. As a result, we may not be able to supply service to all potential customers in a market from a single base station. While in certain instances we can employ additional cell sites to overcome line-of-sight obstructions, we may not always be able to secure the required FCC approval necessary to achieve the desired signal coverage. Adding this equipment in some instances also could increase our costs of service. These costs may cause our broadband wireless services to become less economical or prohibitive in certain markets. Although we expect a VOFDM or OFDM technology platform to mitigate line-of-sight restrictions on our services, we cannot assure you that we will be able to effectively implement a VOFDM or OFDM technology platform or that it will mitigate line-of-sight restrictions.

BUILDING AND TOWER OWNERS CONTROL ACCESS TO CERTAIN STRATEGIC ANTENNA SITES.

         We will be required to obtain rights from building and tower owners to install our antennas and other equipment to provide service to our customers. We cannot assure you that we will be able to obtain, at costs or on terms acceptable to us, the rights necessary to expand our services as planned.

OUR INDUSTRY IS SUBJECT TO RAPID TECHNOLOGY CHANGES.

         The high-speed Internet access industry is subject to rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet evolving standards. We cannot predict the extent to which competitors using existing or currently undeployed methods of delivery of Internet access services will compete with our services. We cannot assure you that:

    o existing, proposed or undeveloped technologies will not render our fixed-wireless systems less profitable or less viable,

    o we will have the resources to acquire new technologies or to introduce new services that could compete with future technologies, or

    o we will be successful in responding to technological changes in a timely and cost effective manner.

WE MAY BE LIABLE FOR INFORMATION SENT THROUGH OUR NETWORK.

         The law relating to the liability of Internet access providers for information carried on, stored on or disseminated through their network is unsettled. Several private lawsuits seeking to impose liability upon Internet access providers currently are pending. In addition, legislation has been enacted and new legislation has been proposed that imposes liability for the transmission of or prohibits the transmission of certain types of information on the Internet, including sexually explicit and gambling information. While no one has ever asserted a claim against us relating to this issue, someone may assert a claim of that type in the future and may be successful in imposing liability on us. Although we carry Internet liability insurance, it may not be adequate to compensate claimants or may not cover us if we become liable for information carried on or disseminated through our networks.

TWO FORMER STOCKHOLDERS HAVE FILED A MOTION TO REVOKE THE ORDER OF THE U.S. BANKRUPTCY COURT CONFIRMING OUR PLAN OF REORGANIZATION. IF THE ORDER IS REVOKED, THE DISCHARGE OF OUR DEBT MAY BECOME INEFFECTIVE AND WE COULD BE PLACED BACK IN REORGANIZATION UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE.

     On December 4, 1998, we filed our plan of reorganization. On March 15, 1999, the bankruptcy court confirmed our plan of reorganization, which was approved by all classes of claims that voted on the plan of reorganization (including stockholders) and became effective April 1, 1999. In September 1999 we received notice that two former stockholders had filed a motion pro se to revoke the order confirming our plan of reorganization, asserting that we obtained the order by fraudulently undervaluing our assets. The bankruptcy court may grant the motion and revoke the order of confirmation if and only if the order was procured by fraud. If the bankruptcy court grants this motion, then the court has broad authority to revoke the Order Confirming Plan of Reorganization, grant relief to protect any entity that acquired rights in good faith reliance on the order, and revoke the discharge of our debt. If the court revoked the discharge of our debt, we could be placed back in reorganization under Chapter 11 of the U.S. Bankruptcy Code. We have filed a motion to dismiss the motion to revoke, believe the motion to revoke is without merit and intend to vigorously oppose the motion to revoke. Our motion to dismiss the motion to revoke is pending in the bankruptcy court.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements with respect to our financial condition, results of operations, business strategy and financial needs. The words "may," "will," "expect," "believe," "plan," "intend," "anticipate," "estimate," "continue" and similar expressions, as they relate to us, as well as discussions of our strategy, are intended to identify forward-looking statements. These statements reflect our current view of future events and are based on our assessment of, and are subject to, a variety of factors, contingencies, risks, assumptions and uncertainties deemed relevant by management, including:

    o   business and economic conditions in our existing markets,

    o   competitive technologies, products and services,

    o regulatory and interference issues, including the ability to obtain and maintain MDS and MMDS licenses and MDS, MMDS and ITFS spectrum leases,

    o the outcome of regulatory proceedings relating to the allocation of additional spectrum in the United States for third generation, or "3G," mobile wireless services,

    o the capabilities of the technology platform we intend to use for broadband wireless services,

    o our ability to successfully and timely fund and build out our planned broadband wireless network,

    o with respect to pending transactions, completing definitive documents, satisfying our due diligence efforts and obtaining required third party consents, including consent of the FCC, and

    o those matters discussed specifically under "Risk Factors" and elsewhere in this prospectus and in the materials incorporated by reference into this prospectus.

We cannot assure you that any of our expectations will be realized, and actual results and occurrences may differ materially from our expectations as stated in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus.

                              SELLING STOCKHOLDERS

     This prospectus relates to offers and sales of our common stock by the selling stockholders. The following table sets forth as of the date of the offering, the name of each selling stockholder, all positions, offices or other material relationships that each selling stockholder has had during the past three years with Nucentrix, the number of shares of common stock owned by each selling stockholder prior to the offering (based on information publicly available to us), and the percentage of outstanding common stock held by each selling stockholder prior to the offering. The shares of common stock that may be offered and sold by the selling stockholders under this prospectus constitute all of the shares of our common stock owned directly by the selling stockholders prior to the offering. Each selling stockholder may offer and sell under this prospectus all of the shares of common stock held by that selling stockholder prior to the offering as identified below and, assuming that a selling stockholder sells all of its shares of our common stock, the selling stockholder will no longer own any shares of our common stock. Inclusion in the table below does not imply that any selling stockholder will actually offer and sell any of the shares registered on its behalf.

                                                                            SHARES OF
                                                                          COMMON STOCK     PERCENT OF
                                                                          OWNED BEFORE     CLASS OWNED
                             NAME OF OWNER                                THE OFFERING   BEFORE OFFERING
 ------------------------------------------------------------------       ------------   ---------------
 Quad-C Partners IV, L.P.(1).......................................          817,450           8.1%
 Quad-C Partners III, L.P.(1)......................................          410,078           4.1%
 Quad-C Partners II, L.P.(1).......................................          287,057           2.8%
 Quaker Capital Partners I, L.P.(2)................................          897,637           8.9%
 Georgica Advisors LLC.............................................          651,832           6.5%
 R. Ted Weschler(1)................................................          161,878           1.6%
 Condor Partners IV, L.L.C.(3).....................................           78,799             *
 Trust of Carol S. Schoeppner FBO Mark G. Schoeppner(4)............           41,523             *
 Ridgeview Partners(5).............................................           41,523             *
 Michael Andretti Trust UAD 12/22/90 Michael Andretti Trustee......            2,906             *
 Dr. Edwin E. Assid SEP-IRA........................................            3,151             *
 Cathleen Nimick Austin & Peter S. Austin..........................              590             *
 Dr. and Mrs. Murat Bankaci........................................            1,575             *
 Murat Bankaci IRA 7/29/93.........................................              984             *
 Dr. Murat Bankaci Childrens' Trust................................              984             *
 Stonecipher, Cunningham, Beard & Schmitt Pension Plan.............            7,058             *
 Stonecipher, Cunningham, Beard & Schmitt PSP......................            7,058             *
 Mrs. Wendy Becker Payton..........................................            9,850             *
 Jerry L. Bedford..................................................            1,181             *
 Behrenberg Glass Company Profit Sharing Plan......................              788             *
 Michael W. and Beth A. Bowman.....................................              196             *
 Mrs. Shirley Brankley.............................................              393             *
 Mrs. Gretchen Brown...............................................              393             *
 Kelly Brown.......................................................              590             *
 E. Fulton Brylawski...............................................            2,166             *
 Charles F. Capper IRA.............................................            3,114             *
 Cardio Thoracic Surgical Assoc. Profit Sharing Trust..............           14,117             *
 Ray T. Charley....................................................            2,363             *
 Ray T. & Catherine M. Charley 1993 Desc. Trustee S. Lynch.........            4,334             *
 Jeffrey L. Clements...............................................            1,772             *
 Clinic of Orthopedic Surgery Pension Plan.........................            2,757             *
 Gertrude S. Cohn..................................................            1,181             *
 Glenn I. Crain....................................................            5,190             *
 Diagnostic Imaging Amended & Restated Pension dtd 10/1/99.........            4,030             *
 P.J. Dick Inc. Conservative Cash..................................            1,379             *
 Dick Foundation...................................................              196             *
 Dr. and Mrs. Nick DiGlovine.......................................              196             *
 Dodson Engineering Inc. Profit Sharing Plan.......................            1,181             *
 Joe Dumars Special Loan Acct......................................            1,245             *
 Richard E. and Mary Lou Durr......................................            3,114             *
 Durr Marketing Pension Plan DTD 12/22/72 Trustee Mary Lou Durr....            2,906             *
 Durr Marketing Associates PSP Trustees Richard & Mary Lou Durr....            3,529             *
 Robert and Ann Egan...............................................            1,772             *
 Ms. Victoria Nimick Enright.......................................            4,531             *
 Victoria N. Enright Charitable Remainder Unit Trust...............              985             *
 Evans Ivory Pooled Pension Plan...................................            4,982             *
 Evans Ivory Pooled Profit Sharing Plan............................            4,359             *
 Farrell Brokerage Inc. Profit Sharing Plan........................            6,500             *
 Drs. Peter J. and Linda W. Fedyshin...............................            1,868             *
 First Evangelical Lutheran Church of Greensburg...................            7,880             *
 Christopher M. Fleming IRA........................................              393             *

                                                                            SHARES OF
                                                                          COMMON STOCK     PERCENT OF
                                                                          OWNED BEFORE     CLASS OWNED
                             NAME OF OWNER                                THE OFFERING   BEFORE OFFERING
 ------------------------------------------------------------------       ------------   ---------------
 Helen Marie Flinner...............................................              985             *
 Dr. Michelle Foltz, MD............................................            6,851             *
 Mr. John Frasco...................................................            2,491             *
 Dr. Peter Gabriel IRA.............................................              787             *
 Mr. Bart Gates....................................................              787             *
 Mr. Charley Gates.................................................              787             *
 Dr. R. Edward Gates Cust for Lauren Gates.........................              590             *
 Dr. R. Edward Gates Cust for Rebecca Gates........................              590             *
 Gettig Technologies Inc. Profit Sharing Retirement Plan...........            4,530             *
 William A. & Loene M. Gettig......................................            1,378             *
 T&V Partners, L.P., a Pennsylvania Limited Partnership............            3,545             *
 Kurt W. Gottschalk................................................            1,660             *
 The Kurt W. Gottschalk Irrev. Trust...............................              622             *
 Dr. Robert E. Grady D.D.S., IRA...................................            4,359             *
 Thomas M. and Lori Z. Hardiman....................................            1,245             *
 John J. Haverlack IRA.............................................              393             *
 Heifer International Foundation Endowment.........................           11,211             *
 Robert E. Higgin REV TR 8/21/96 Robert & Colin Higgin, Trustees...            1,453             *
 Randy and Heather Hillier.........................................              394             *
 Mr. John K. Hinds IRA.............................................              196             *
 Mr. Thomas Hollander..............................................            3,944             *
 Barbara S. Hollander Trust........................................            1,868             *
 Dr. Barry Hootman.................................................            5,397             *
 Mr. Arthur B. Hopperstead IRA.....................................              787             *
 Hollis T. Hurd....................................................            2,757             *
 Hollis Hurd IRA...................................................              787             *
 Iron City Sash & Door Profit Sharing Plan.........................            3,743             *
 Dr. John A. Johnston Jr. IRA......................................              196             *
 Mrs. Mina G. Johnston.............................................              393             *
 James E. Johns....................................................            1,575             *
 Margaret L. Johnston..............................................            1,868             *
 Nancy B. Johns....................................................            1,969             *
 Carolyn S. Johnson IRA............................................            5,910             *
 Keystone Honing Profit Sharing....................................           11,819             *
 Douglas E. and Martha A. Knable...................................              590             *
 Susan E. Kraybill.................................................            1,575             *
 Susan Kraybill IRA Rollover.......................................              393             *
 Mr. Harold S. Larrick.............................................            1,181             *
 Daniel R. and Linda K. Lattanzi...................................            1,773             *
 Laurel Medical Imaging Associates Profit Sharing Plan.............            4,136             *
 Laurel Medical Imaging Money Purchase Plan dtd 5/1/94.............              984             *
 Dr. M. Russell Leslie Jr. IRA.....................................              787             *
 Oakland Ortho. Assoc. Pension Plan FBO M. Russell Leslie..........            2,757             *
 Oakland Ortho. Assoc. PSP FBO M. Russell Leslie...................              393             *
 John R. Lucas IRA.................................................              196             *
 Dr. George & Mrs. Margaret Magovern...............................           11,626             *
 Mrs. Elizabeth Anne Margiapana....................................              196             *
 Dr. Bruce A. Margulis IRA Rollover................................            2,076             *
 Bruce A. Margulis Trust...........................................            6,228             *
 R. Ralph Margulis Trust...........................................            2,491             *
 Dr. Pedro A. Marquez IRA..........................................              787             *
 Carmen C. Marquez, Cust. Diego S. Marquez.........................              393             *
 Carmen C. Marquez, Cust. Melissa T. Marquez.......................              393             *
 Mr. John C. Mascaro IRA...........................................            1,378             *
 Mascaro Company, L.P..............................................            5,319             *
 Mr. John C. Mascaro...............................................              196             *
 Associates in Orthodontics Profit Sharing Plan....................            6,303             *
 Mr. Rich Mayberry.................................................              393             *
 Dr. Robert H. McDonald............................................              787             *
 Mr. Sean McDonald and Ms. Elizabeth Boyle.........................            2,363             *
 Edward McFarland III DMD Ltd. PSP u/a dtd 10/8/81.................            1,772             *
 Edward McFarland III DMD Pension Plan dtd 10/08/81................              787             *
 Helen Messerotes..................................................              196             *
 Richard Jurik & Helen Messerotes Trustee U/W George Messerotes....              787             *
 Midland Mortgage Investment Corp. Emp. Savings Plan & Trust.......            4,136             *
 Dr. Michael Miller and Dr. Barbara Carpenter......................            1,181             *
 Paul E. Moses IRA.................................................            4,152             *
 Paul E. Moses & Krina S. Moses....................................            3,529             *
 Dr. Arthur I. Murphy IRA..........................................            3,737             *
 Vernon C. & Alvina B. Neal Fund...................................            4,775             *
 Greater Pittsburgh Orthopaedic Associates Pension Trust...........            9,849             *

                                                                            SHARES OF
                                                                          COMMON STOCK     PERCENT OF
                                                                          OWNED BEFORE     CLASS OWNED
                             NAME OF OWNER                                THE OFFERING   BEFORE OFFERING
 ------------------------------------------------------------------       ------------   ---------------
 Greater Pittsburgh Orthopaedic Assoc. Profit Sharing Plan.........            3,151             *
 Oakland Neurosurgical Assoc. 401(K) PSP and Trust 12/4/72.........           10,795             *
 Susan Oberg Investments Ltd.......................................           13,789             *
 Orthopaedic Surgical Associates Pension Plan......................            6,698             *
 Orthopaedic Surgical Associates Profit Sharing Plan...............            4,728             *
 Mr. Dominic Palombo, Jr...........................................              393             *
 Palombo Assoc. Inc. Pft. Shr. Plan Trustee Dominic Palombo........              196             *
 RELC Associates L.P...............................................            3,743             *
 Mr. & Mrs. Peter Shaw.............................................              393             *
 Charles J. and JoAnn H. Queenan...................................            2,076             *
 JoAnn H. Queenan..................................................            3,944             *
 M. Reza Raji Irrevocable Trust dtd 9/26/91........................            1,181             *
 Dr. M. Reza Raji IRA Rollover.....................................            1,091             *
 Sandra M. Roberts.................................................            3,529             *
 Mr. Thomas A. Rohrich.............................................              787             *
 Ms. Janice Rosenberg..............................................            3,546             *
 Harry W. Rosenberg Trust..........................................            2,560             *
 Florence Kris Rosenberg Trust.....................................            2,560             *
 St. Andrew's Church...............................................            6,643             *
 Jean-Pierre Sakey.................................................              393             *
 Mr. Richard J. Scarton IRA Rollover...............................            1,575             *
 Joel R. Segel & Barbara L. Segel..................................              590             *
 Dr. Theodore A. Severyn...........................................            5,813             *
 The Shingler Family Trust Trustee Mr. & Mrs. Shingler.............              984             *
 Mr. Myron Swetiltz IRA Rollover...................................            1,181             *
 Harold Swensen IRA................................................            7,092             *
 Nancy M. Swensen MD IRA...........................................           10,047             *
 Kenton C. and Linda T. Tekulve....................................            2,561             *
 Dr. John E. and Susan M. Tiano....................................              985             *
 Ms. Miriam Mendelson..............................................              393             *
 Trumbull Corp. Conservative Cash..................................              394             *
 Trumbull Profit Sharing Savings Plan..............................           19,699             *
 Mrs. Mary K. Ware.................................................              196             *
 Dr. Linda Wellner.................................................            1,869             *
 Charles J. and Louise B. Weschler.................................            1,575             *
 Mr. Richard V. Westerhoff Esq. IRA................................              705             *
 Barbara A. Westerhoff Family Trust dtd 10/31/91...................            2,076             *
 Richard V. Westerhoff Revocable Trust dtd 3/7/88..................            1,370             *
 Pearl E. Williams Living Trust Trustee Donald M. Williams.........            1,575             *
 Mr. Michael Wolff.................................................              393             *
 West. PA Anesthesia Employee Pension..............................            5,515             *
 Richard A. Zappala................................................            8,927             *
 Zappala Family Foundation.........................................            2,906             *
                                                                           ---------           ---
                                                                           3,842,593            38%
                                                                           =========           ===

----------

    * Less than 1%.

(1) Reflects share ownership information prior to the offering. As of the date of this prospectus and based on information set forth in Schedule 13G dated November 14, 2000 (the "Quad-C Schedule 13G") filed by Terrence D. Daniels, Quad-C, Inc. ("Quad-C"), Quad-C Management, Inc. ("Quad-C Management"), Quad-C IV, L.L.C. ("QCLLC"), and Quad-C Partners IV, L.P. ("QCP IV"), QCP IV is the record owner of 764,248 shares of common stock. The Quad-C Schedule 13G reflects that (x) Quad-C Management is a party to management agreements with the sole general partners of each of Quad-C Partners II, L.P. ("QCP II"), Quad-C Partners III, L.P. ("QCP III") and QCP IV and, as such, may be deemed to beneficially own the 1,461,383 shares of common stock held in the aggregate by QCP II, QCP III and QCP IV and (y) QCLLC is the sole general partner of QCP IV and, as such, may be deemed to beneficially own the 764,248 shares of common stock held directly by QCP IV.

    The Quad-C Schedule 13G also reflects that Terrence D. Daniels (A) is the sole director and controlling stockholder of Quad-C Management and the sole director and a controlling member of each of the general partners of QCP II, QCP III and QCP IV, and, as such, may be deemed to beneficially own the 1,461,383 shares of common stock held in the aggregate by QCP II, QCP III and QCP IV, (B) is the direct beneficial owner of 32,569 shares of common stock, (C) may be deemed to beneficially own 10,843 shares of common stock through his interest in the Terrence Daniels Trust and (D) has sole voting and dispositive power over all 1,504,795 of these shares of common stock.

    R. Ted Weschler, former Vice President of Quad-C, has been a member of our Board of Directors since April 1, 1999. Based on information set forth in the Form 4 filed by Mr. Weschler on April 7, 2000, Mr. Weschler is the direct beneficial owner of 99,008 shares of common stock. Quad-C served as a member of the Ad Hoc Committee formed by the holders of our $115 million 13% senior notes and our $125 million 14% senior notes to participate in negotiating our plan of reorganization and was a member of the committee of unsecured creditors (the "Creditors Committee") appointed by the bankruptcy court to consult with Nucentrix concerning the plan of reorganization and administration of our chapter 11 proceeding.

(2) Reflects share ownership information prior to the offering. As of the date of this prospectus and based on information set forth in Schedule 13G/A dated June 30, 1999 (the "1999 Quaker Schedule 13G"), filed by Quaker Capital Management Corporation ("Quaker Capital"), Quaker Capital Partners I, L.L.P. ("Quaker I") and Quaker Premiere, L.P. ("Quaker Premiere"),
    Schedule 13G/A dated February 14, 2000 filed by Quaker Capital (the "2000 Quaker Schedule 13G"), and Form 4 filed by Quaker Capital and Mr. Schoeppner on March 9, 2000 ("Form 4"), Quaker I is the direct beneficial owner of 752,337 shares of common stock. The 1999 Quaker Schedule 13G, 2000 Quaker
    Schedule 13G and/or Form 4 reflect that (A) Quaker I is the direct beneficial owner of 752,337 shares of common stock, Quaker Premiere is the sole general partner of Quaker I and Quaker Capital is the sole general partner of Quaker Premiere, (B) each of Quaker I, Quaker Premiere and Quaker Capital has sole voting and dispositive power over the 752,337 shares of common stock beneficially owned directly by Quaker I, (C) Quaker Capital also has sole voting and dispositive power over an additional 83,046 shares of common stock and (D) Quaker Capital may be deemed to beneficially own, and has shared voting and dispositive power over, 452,982 shares of common stock which are held by a variety of Quaker Capital's investment advisory clients.

    Mark G. Schoeppner, President of Quaker Capital Management Corporation, was a member of our Board of Directors from April 1, 1999 through February 2000. Quaker Capital Management also served as a member of the Ad Hoc Committee and the Creditors Committee.

(3) Neil Subin is Managing Director of Trendex Capital Management, investment advisor to Condor Partners IV, L.L.C. Mr. Subin has been a member of our Board of Directors since April 1, 1999. Condor Partners IV, L.L.C. served as a member of the Ad Hoc Committee and the Creditors Committee.

(4) Mr. Schoeppner was a director of Nucentrix from April 1, 1999 through February 2000.

(5) Mr. Schoeppner controls Ridgeview Partners.

                              PLAN OF DISTRIBUTION

    The selling stockholders may offer and sell their shares of common stock covered by this prospectus from time to time, at prevailing prices or at privately negotiated prices, in one or more transactions including the following:

    o transactions on The Nasdaq Stock Market, or any other securities exchange or quotation system on which the common stock is then traded,

    o   over-the-counter market transactions,

    o privately negotiated transactions other than the over-the-counter market, and

    o   in any combination of these transactions.

    These transactions may be at market prices, at prices related to the market price, at negotiated prices, at fixed prices or at varying prices. If the selling stockholders use the services of an underwriter, broker, dealer or agent to assist with the sale of the common stock, the party providing services may receive compensation for their services. The compensation may be paid by the buyer or the seller of the common stock and may be in the form of a commission, concession or discount. The amount and form of compensation for these services will be determined by the buyer and the seller. The persons providing these services could be considered underwriters under the Securities Act of 1933, and any profits received or compensation paid could be considered an underwriting discount or commission under the Securities Act of 1933. At the time a particular offer of shares of common stock is made, to the extent required, a supplement to this prospectus will be distributed that will set forth the aggregate number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriter, dealers or agents, any discounts, commission and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    The term "selling stockholders," as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest who receive shares of our common stock covered by this prospectus as a pledge, gift, partnership distribution or other non-sale related transfer from a selling stockholder. If a selling stockholder notifies us that a pledgee, donee, transferee or other successor-in-interest intends to sell more than 500 shares of our common stock under this prospectus, a supplement to this prospectus will be provided to name the pledgee, donee transferee or successor, as applicable.

    Under the Securities Exchange Act of 1934 and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the shares of common stock may not simultaneously engage in market making activities involving the common stock for a period of five days prior to the commencement of the distribution, subject to certain exemptions. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including without limitation Regulation M. These regulations may limit the timing of purchases and sales of the common stock by the selling stockholders.

    Under various state securities or blue sky laws, registered or licensed brokers or dealers must be used to effect sales of capital stock. In addition, various states require that sales of capital stock must be registered or qualified for sale in the state, or an exemption from registration or qualification must be available and complied with in the state, prior to effecting these sales.

    Pursuant to the terms of a Registration Rights Agreement dated April 1, 1999, among Nucentrix and the selling stockholders identified in "Selling Stockholders," we will pay substantially all of the expenses incident to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, dealers or agents. Under the Registration Rights Agreement, the selling stockholders and any underwriter they may utilize will be indemnified by us against civil liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

    Various legal matters in connection with the offering of the common stock hereby have been passed upon for Nucentrix by Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas.

                                     EXPERTS

    The consolidated financial statements and financial statement schedule of Nucentrix as of December 31, 1999 and December 31, 1998 included in our annual report on Form 10-K for the year ended December 31, 1999, as amended, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 with respect to the common stock covered by this prospectus. This prospectus, which forms a part of the Registration Statement, omits selected information contained in the Registration Statement, and you should refer to the Registration Statement for further information with respect to Nucentrix and the common stock covered by this prospectus. Statements contained in this prospectus concerning the provisions or contents of any documents are necessarily summaries of these documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We are subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from such offices, upon payment of the fees prescribed by the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Nucentrix that submit electronic filings to the SEC. Our common stock is listed on The Nasdaq Stock Market under the symbol "NCNX," and such reports, proxy and information statements and certain other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, NW, Washington, DC 20006. Nucentrix also maintains a web site at http://www.nucentrix.com.

     The SEC allows us to incorporate by reference information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the sale of all the shares covered by this prospectus:

    o Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A;

    o All other reports filed with the SEC in compliance with Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1999; and

    o The description of our common stock contained in our registration statement on Form S-1, filed with the SEC on January 14, 1994.

     We will deliver to each person, including any beneficial owner, receiving this prospectus, a copy of any or all of the information that has been incorporated by reference and not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning:

                       Nucentrix Broadband Networks, Inc.
                          200 Chisholm Place, Suite 200
                               Plano, Texas 75075
                            Attn: Corporate Secretary
                            Telephone: (972) 423-9494

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by Nucentrix Broadband Networks, Inc. (the "registrant") in connection with this registration of the common stock offered hereby are as follows:

SEC registration fee ....................................                $31,119
"Blue Sky" fees and expenses ............................                  5,000
Printing and engraving expenses .........................                 10,000
Legal fees and expenses .................................                 10,000
Accounting fees and expenses ............................                  5,000
Transfer agent and registrar fees .......................                    N/A
Miscellaneous expenses ..................................                  5,000
                                                                         -------
          Total .........................................                $66,119
                                                                         =======

    The selling stockholders will not bear any of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

    Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The registrant's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the full extent permitted under Delaware law.

ITEM 16. EXHIBITS.

(a) Exhibits

       EXHIBIT
       NUMBER                                DESCRIPTION

         2.1    --  Registrant's Plan of Reorganization under Chapter 11 of the
                    United States Bankruptcy Code (incorporated by reference to
                    Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated January 19, 1999).

        +2.2    --  Order Confirming Registrant's Plan of Reorganization Under
                    Chapter 11 of the Bankruptcy Code, dated as of March 16,
                    1999

        +4.1    --  Specimen Nucentrix Broadband Networks, Inc. Stock
                    Certificate.

        +4.2    --  Registration Rights Agreement dated as of April 1, 1999, between the Registrant and the selling stockholders named herein.

        +5.1    --  Legal Opinion of Vinson & Elkins L.L.P., dated as of
                    December 15, 1999

       +10.1    --  Nonqualified Stock Option Agreement between Registrant and
                    Carroll D. McHenry dated as of April 1, 1999.

       +10.2    --  Nonqualified Stock Option Agreement between Registrant and
                    J. Curtis Henderson dated as of April 1, 1999.

       +10.3    --  Nonqualified Stock Option Agreement between Registrant and
                    Frank H. Hosea dated as of April 1, 1999.

        10.4    --  Nonqualified Stock Option Agreement between Registrant and
                    Russell A. Wiseman dated as of January 31, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

        10.5    --  Nonqualified Stock Option Agreement between Registrant and
                    Russell A. Wiseman dated as of April 3, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

       +23.1    --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

       *23.2    --  Consent of KPMG LLP.

       +24.1    --  Powers of Attorney (included in the signature pages hereto).

----------

    + Previously filed.
    * Filed herewith.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Nucentrix pursuant to the provisions in Item 15 above, or otherwise, Nucentrix has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Nucentrix of expenses incurred or paid by a director or officer or controlling person of Nucentrix in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nucentrix will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

    Nucentrix hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Nucentrix hereby undertakes that, for purposes of determining any liability under the Act, each filing of Nucentrix's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on February 2, 2001.


                                        NUCENTRIX BROADBAND NETWORKS, INC.

                                        By:  /s/ CARROLL D. MCHENRY
                                        ----------------------------------------
                                        Carroll D. McHenry
                                        Chairman of the Board, President and
                                        Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                      TITLE                         DATE
                    ---------                                      -----                         ----
    /s/ CARROLL D. MCHENRY                         Chairman of the Board, President and   February 2, 2001
    ------------------------------------------        Chief Executive Officer
    Carroll D. McHenry                                (Principal Executive  Officer)

    /s/ J. DAVID DARNELL                           Senior Vice President and Chief        February 2, 2001
    ------------------------------------------        Financial Officer (Principal
    J. David Darnell                                  Financial Officer)

    /s/ AMY E. IVANOFF                             Controller (Principal Accounting       February 2, 2001
    ------------------------------------------        Officer)
    Amy E. Ivanoff

                        *                          Director                               February 2, 2001
    ------------------------------------------
    Richard B. Gold

                        *                          Director                               February 2, 2001
    ------------------------------------------
    Terry S. Parker

                        *                          Director                               February 2, 2001
    ------------------------------------------
    Neil S. Subin

                        *                          Director                               February 2, 2001
    ------------------------------------------
    R. Ted Weschler

    *By: /s/ CARROLL D. MCHENRY
    ------------------------------------------
    Carroll D. McHenry
    Attorney-in-Fact

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                                DESCRIPTION
       -------                               -----------
         2.1    --  Registrant's Plan of Reorganization under Chapter 11 of the
                    United States Bankruptcy Code (incorporated by reference to
                    Exhibit 2.1 to the Registrant's Current Report on Form 8-K
                    dated January 19, 1999).

        +2.2    --  Order Confirming Registrant's Plan of Reorganization Under
                    Chapter 11 of the Bankruptcy Code, dated as of March 16,
                    1999

        +4.1    --  Specimen Nucentrix Broadband Networks, Inc. Stock
                    Certificate.

        +4.2    --  Registration Rights Agreement dated as of April 1, 1999, between the Registrant and the selling stockholders named
                    herein.

        +5.1    --  Legal Opinion of Vinson & Elkins L.L.P., dated as of
                    December 15, 1999

       +10.1    --  Nonqualified Stock Option Agreement between Registrant and
                    Carroll D. McHenry dated as of April 1, 1999.

       +10.2    --  Nonqualified Stock Option Agreement between Registrant and
                    J. Curtis Henderson dated as of April 1, 1999.

       +10.3    --  Nonqualified Stock Option Agreement between Registrant and
                    Frank H. Hosea dated as of April 1, 1999.

        10.4    --  Nonqualified Stock Option Agreement between Registrant and
                    Russell A. Wiseman dated as of January 31, 2000
                    (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

        10.5    --  Nonqualified Stock Option Agreement between Registrant and
                    Russell A. Wiseman dated as of April 3, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 2000).

       +23.1    --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

       *23.2    --  Consent of KPMG LLP.

       +24.1    --  Powers of Attorney (included in the signature pages hereto).

----------

    + Previously filed.
    * Filed herewith.